SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2007

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, shareholders of the Company approved amendments to the Company’s 2003 Long-Term Compensation Plan (the “Plan”).  The amendments:

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increased the number of shares available for awards from 15,000,000 to 31,000,000;

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decreased the number of shares available for awards as stock awards or performance shares from 7,500,000 to 3,000,000;

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extended the term of the Plan to March 1, 2017;

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modified slightly the list of permissible performance criteria that may be used in conjunction with performance-based awards;

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limited to $2,500,000 the maximum cash payout of performance units granted to any person in any fiscal year;

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limited the term of awards granted after May 2, 2007 to ten years (five years in case of incentive stock options);

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eliminated automatic accelerated vesting upon a “change in control” of Kohl’s for awards granted after May 2, 2007;

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imposed a requirement for shareholder approval of any repricing, replacement or repurchase of any stock options or stock appreciation rights a time when the market price of our stock is lower than the applicable exercise price of such stock options or stock appreciation rights;

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provided technical adjustments to allow compliance with new and proposed rules under “Section 409A” of the Internal Revenue Code discussed below under the caption “Section 409A” and with Internal Revenue Code Section 162(m); and

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made other minor administrative changes.

The amended Plan, which was filed as Annex A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on March 27, 2007, and the description of the Plan and the amendments included in such proxy statement under “Item Three – Our Proposal To Amend Our 2003 Long-Term Compensation Plan,” are incorporated herein by reference.

On May 2, 2007, shareholders of the Company also approved the Company’s Executive Bonus Plan (the “Bonus Plan”).  Key features of the Bonus Plan include the following:

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The Bonus Plan is intended to operate substantially in the same manner as the Company’s existing executive bonus plan, except that payments under the Bonus Plan are intended to qualify under Section 162(m) of the Internal Revenue Code, excludable from the $1 million limitation on deductible compensation for certain named executive officers.

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The Bonus Plan is administered by the compensation committee, which is comprised solely of independent directors.

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Bonus amounts are tied to any one or more of the following six performance goals, as determined by the compensation committee:  net income per share, operating income, return on investment, net sales or comparable store sales.  The compensation committee selects which performance goals will apply in any fiscal year.

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Bonus amounts are based on a percentage of the participant’s salary, as determined by the compensation committee, if and to the extent that the relevant performance goals are achieved.

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The maximum bonus any person can earn in any year under the Bonus Plan is $5 million.

The Bonus Plan, which was filed as Annex B to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on March 27, 2007, and the description of the Bonus Plan included in such proxy statement under “Item Four – Our Proposal To Approve Our Executive Bonus Plan,” are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 4, 2007

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary